EXHIBIT 10.4

THIS 14% CONVERTIBLE DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS 14% CONVERTIBLE DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR ANY STATE SECURITIES LAWS.  THIS  14% CONVERTIBLE DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS 14% CONVERTIBLE DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS  14% CONVERTIBLE DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS  14% CONVERTIBLE DEBENTURE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO ONE WORLD HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CERTIFICATE: OWH-14% C.D. NO. 100    ORIGINAL ISSUE DATE:   AUGUST 24, 2011

14% CONVERTIBLE  DEBENTURE
OF
ONE WORLD HOLDINGS, INC.

FOR VALUE RECEIVED, ONE WORLD HOLDINGS, INC., a Nevada corporation with its principal office located at 418 Bridge Crest Boulevard, Houston, Texas 77082 (the "Company"), unconditionally promises to pay to Michael and Jacquelyn Emmers, whose address is P.O. Box 56102, Houston, Texas 77256, or the registered assignee, upon presentation of this 14% Convertible Debenture (the "Debenture") by the registered holder hereof (the "Holder") at the office of the Company, the principal sum of $100,000 (the “Principal Amount”), together with any accrued and unpaid interest thereon, subject to the terms and conditions set forth below, on August  24,  2012 (the “Maturity Date”), if not sooner paid.  The effective date of execution and issuance of this Debenture is August 24, 2011 (“Original Issue Date”).

The following terms shall apply to this Debenture:

1.           Schedule for Payment of Principal and Interest.  This Debenture will bear simple interest at the rate of 14% per annum, in arrears, with one balloon payment of principal and interest being due and payable on the Maturity Date.

2.           Payment.  Payment of any sums due to the Holder under the terms of this Debenture will be made in United States Dollars by check or wire transfer at the option of the Company.  Payment will be made at the address last appearing on the records of the Company as designated in writing by the Holder hereof from time to time.  If any payment hereunder would otherwise become due and payable on a day on which banks are closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas ("Business Day").  The forwarding of such funds shall constitute a payment of outstanding principal and/or interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment.

3.           Conversion Rights of Holder.

(a)           Conversion.  The Holder of this Debenture will have the right, at the Holder's option, to convert all or any portion of the Principal Amount hereof and any accrued but unpaid interest thereon into shares of common stock, par value $0.0025 per share, of the Company (“Common Stock”) in a manner and in accordance with Section 3(b) below at the conversion price as set forth below in Section 3(c) (subject to adjustment as described herein).  The shares of Common Stock to be issued upon such conversion are hereinafter referred to as the “Conversion Shares”.

(b)           Mechanics of Holder’s Conversion.  In the event that the Holder elects to convert any portion of this Debenture into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Company.  The Notice of Conversion shall (i) provide a breakdown in reasonable detail of the Principal Amount and/or accrued interest that is being converted, (ii) state the denominations in which such Holder wishes the certificate or certificates for the Conversion Shares to be issued and (iii) surrender this Debenture to the Company.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Company shall make the appropriate reduction to the Principal Amount and/or accrued interest as entered in its records and shall provide written notice thereof to the Holder within five (5) business days after the Conversion Date.  Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”).  Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to its transfer agent as soon as practicable thereafter, to cause to be issued and delivered to the Holder certificates for the number of full shares of Conversion Shares to which such Holder shall be entitled as aforesaid and, if necessary, the Company shall cause to be issued and delivered to the Holder a new debenture representing any unconverted portion of this Debenture.  The Company shall not issue fractional Conversion Shares upon conversion, but the number of Conversion Shares to be received by any Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment of the remaining principal amount by a Company check.  In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion.  The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

(c)           The Conversion Price of the Common Stock into which the Principal Amount, or the then outstanding interest due thereon, of this Debenture is convertible is $0.04 per share (subject to adjustment as described herein).

(d)           Adjustment Provisions.  The Conversion Price and number and kind of shares or other securities to be issued upon conversion pursuant to this Debenture shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i)           Reclassification. In case of any reclassification, consolidation or merger of the Company with or into another entity or any merger of another entity with or into the Company, or in the case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), each Debenture then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a Holder of the number of shares of Common Stock into which such Debenture was convertible immediately prior thereto, after giving effect to any adjustment event.

 (ii)             Stock Split, Dividend.  If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a subdivision or split of Common Stock, or by the declaration of a dividend on the Common Stock, which dividend is wholly or partially in the form of additional shares of Common Stock or any other securities of the Company, then immediately after the effective date of such subdivision or split-up, or the record date with respect to such dividend, as the case may be, the Conversion Price shall be appropriately reduced so that the holder of this Debenture thereafter exchanged shall be entitled to receive the percentage of shares of Common Stock which such holder would have owned immediately following such action had this Debenture been exchanged immediately prior thereto;

(iii)           Reverse Split.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Stock or reverse split, then, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the Holder of this Debenture thereafter exchanged shall be entitled to receive the percentage of outstanding shares of Common Stock which such holder would have owned immediately following such action had this Debenture been exchanged immediately prior thereto.

(e)           Issuance of New Debenture.  Upon any partial conversion of this Debenture, a new debenture containing the same date and provisions of this Debenture shall be issued by the Company to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid.  The Holder shall not pay any costs, fees or any other consideration to the Company for the production and issuance of a new debenture.

(f)           Reservation of Shares.  The Company shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the full conversion of the Debenture, the full number of shares of Common Stock deliverable upon the conversion of the Debenture from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Texas, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of the Debenture.

4.           Representations and Warranties of the Company.  The Company represents and warrants to the Holder that the Company has the requisite power to execute, deliver and perform this Debenture, and to consummate the transactions contemplated hereby.  The execution and delivery of this Debenture by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.  This Debenture has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

5.           Events of Defaults and Remedies.  Each of the following is deemed to be an event of default ("Event of Default") hereunder: (i) the failure by the Company to pay all or any part of the principal or interest on the Debenture when and as the same becomes due and payable, as set forth above, and the continuance of any such failure for 30 days, (ii) the failure of the Company to perform any conversion of Debenture required under the Debenture and the continuance of any such failure for 10 days, (iii) the failure by the Company to observe or perform any other covenant or agreement contained in the Debenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Holder, or (iv) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) above with respect to the Company), then in every such case, unless the Principal Amount of the Debenture shall have already become due and payable, the Holder of the Debenture then outstanding, by notice in writing to the Company (an "Acceleration Notice"), may declare all principal and accrued and unpaid interest thereon to be due and payable immediately.  If an Event of Default specified in clause (iv) above occurs with respect to the Company, all principal and accrued and unpaid interest thereon will be immediately due and payable on the Debenture without any declaration or other act on the part of the Holder.  The Holder may rescind such acceleration if the existing Event of Default has been cured or waived.

6.           Default Interest.  The Company agrees that if the Company defaults in the payment of any payment required hereunder, whether payment of Principal Amount or interest, the Company promises to pay, on demand, interest on any such unpaid amounts, from the date the payment is due to the date of actual payment, at the rate (the “Default Rate”) of the lesser of (i) 16% per annum; and (ii) the maximum nonusurious rate permitted by applicable law.

7.           Limitation on Merger, Sale or Consolidation.  The Company may not, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation or limited liability company organized under the laws of any state of the United States and expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Debenture.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation or limited liability company formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Debenture with the same effect as if such successor corporation or limited liability company had been named therein as the Company, and the Company will be released from its obligations under the Debenture, except as to any obligations that arise from or as a result of such transaction.

8.           No Personal Liability of Shareholders, Officers, Directors.  No recourse shall be had for the payment of the Principal Amount or the interest on this Debenture, or for any claim based thereon, or otherwise in respect thereof, or based on or in respect of any Debenture supplemental thereto, against any incorporator, stockholder, officer, or director (past, present, or future) of the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

9.           Listing of Registered Holder of Debenture.  This Debenture will be registered as to principal in the Holder's name on the books of the Company at its principal office in Houston, Texas, after which no transfer hereof shall be valid unless made on the Company's books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

10.           Holder of Debenture Not Deemed a Stockholder.                                                                                     No Holder, in his capacity as Holder of this Debenture shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Debenture be construed to confer upon the Holder hereof, in his capacity as Holder, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

11.           Waiver of Demand, Presentment, Etc.  The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

12.           Enforceability.  In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

13.           Intent to Comply with Usury Laws.  In no event will the interest to be paid on this Debenture exceed the maximum rate provided by law.  It is the intent of the parties to comply fully with the usury laws of the State of Texas; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Debenture, in no event shall such Debenture require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under Texas law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of Texas.  If any excess of interest is unintentionally contracted for, charged or received under this Debenture, or in the event the maturity of the indebtedness evidenced by the Debenture is accelerated in whole or in part, or in the event that all of part of the Principal Amount or interest of this Debenture shall be prepaid, so that the amount of interest contracted for, charged or received under this Debenture, on the amount of the Principal Amount actually outstanding from time to time under this Debenture shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Debenture which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Debenture evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holders in connection with this Debenture.

14.           Governing Law; Consent to Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the Debenture (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in Harris County, Texas (the “Harris County Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Harris County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Harris County Courts, or that such Harris County Courts are improper or inconvenient venue for such proceeding.

15.           Amendment and Waiver.  Any waiver or amendment hereto shall be in writing signed by the Holder.  No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights.  The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

16.           Restrictions Against Transfer or Assignment.  This Debenture and the shares of common stock issuable upon conversion of this Debenture may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the registered Holder hereof, in whole or in part, unless and until either (i) the Debenture or the shares of common stock issuable upon conversion of the Debenture have been duly and effectively registered for resale under the Act and under any then applicable state securities laws; or (ii) the registered Holder delivers to the Company a written opinion acceptable to its counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition.  The Company has the absolute right, in its sole discretion, to approve or disapprove such transfer.  Any transfer otherwise permissible hereunder shall be made only at the principal office of the Company upon surrender of this Debenture for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Debenture or Debentures will be issued to the transferee in exchange therefor.  The transferee of this Debenture shall be bound by the provisions of this Debenture.  The register of the transfer of this Debenture shall occur upon the delivery of this Debenture, endorsed by the registered Holder or his duly authorized attorney, signature guaranteed, to the Company or its transfer agent.  Each Debenture instrument issued upon the transfer of this Debenture shall have the restrictive legend contained herein conspicuously imprinted on it.

17.           Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company and if requested by the Company, indemnity also reasonably satisfactory to the Company.

18.           Entire Agreement; Headings.  This Debenture constitutes the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties.  The headings are for reference purposes only and shall not be used in construing or interpreting this Debenture.

19.           Notices.  Any notices or other communications required or permitted herein shall be sufficiently given if in writing and delivered in person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address as such party may notify to the other parties in writing:

(a)           If to the Company, to it at the following address:

418 Bridge Crest Boulevard
Houston, Texas 77082
Attn: Corinda Joanne Melton

(b)           With a copy to:

Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Ste. 700
Houston, Texas 77007

(c)           If to registered Holder, to it at the following address:

Michael and Jacquelyn Emmers
P.O. Box 56102
Houston, Texas 77256

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.

IN WITNESS WHEREOF, One World Holdings, Inc. has caused this Debenture to be duly executed in its corporate name by the manual signature of its President.

Dated:           August 24, 2011.

One World Holdings, Inc.

_/s/ Corinda Joanne Melton________________
Corinda Joanne Melton,
President and Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or accrued interest under the 14% Convertible Debenture due August  24, 2012 of One World Holdings, Inc., a Nevada corporation (the “Company”), into shares of common stock, par value $0.0025 per share (the “Common Stock”) of the Company, according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion Calculations:
Date to Effect Conversion:___________________________

Principal Amount of 14% Convertible Debenture to be
 Converted:_________________________________________

Accrued Interest Amount of 14% Convertible Debenture to be
 Converted:_____________________________________

Number of Shares of Common Stock to be Issued:________

Signature:________________________________________

Name:___________________________________________

Address:_________________________________________